Exhibit 4.7
[Letterhead of Centerplate, Inc.]
As of May 4, 2007
BCP Volume L.P.
BCP Offshore Volume L.P.
VSI Management Direct L.P.
c/o The Blackstone Group L.P.
345 Park Avenue
New York, New York 10154
Recreational Services L.L.C.
c/o General Electric Capital Corporation
201 Merrit 7
Norwalk, Connecticut 06851
Re: Amended and Restated Stockholders Agreement dated as of December 10, 2003
Ladies and Gentlemen:
     Reference is made to: (a) that certain Amended and Restated Stockholders Agreement dated as of December 10, 2003 (the “Stockholders Agreement”) by and among Centerplate, Inc., a Delaware corporation formerly known as Volume Services America Holdings, Inc. (the “Company”), VSI Management Direct L.P., a Delaware limited partnership (“Direct”), BCP Volume L.P., a Delaware limited partnership, BCP Offshore Volume L.P., a Cayman Islands limited partnership, (BCP Volume L.P. and BCP Offshore Volume L.P. together, “Blackstone”) and Recreational Services L.L.C., a Delaware limited liability company (“GE”); and (b) that certain Registration Rights Agreement dated as of December 10, 2003 by and among the Company, Direct, Blackstone, GE, Lawrence E. Honig and Kenneth R. Frick, as amended by a letter agreement dated March 22, 2007 (the “Registration Rights Agreement”). Capitalized terms used but not defined herein have the meanings given to them in the Registration Rights Agreement.
     At the request of Direct, Blackstone and GE (each, a “Selling Party”), and in accordance with the Registration Rights Agreement, on March 23, 2007 the Company filed a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) with the SEC. In order to facilitate the offer of Registrable Securities and in order to respond to certain comments raised by the SEC in their letter to the Company dated April 16, 2007, the Company and the Selling Parties hereby agree that:
1.	during the 36-month period following the effective date of the Shelf Registration Statement, in connection with any underwritten public offering of IDSs under the Shelf Registration Statement, the Company shall, at the option of Direct,

Blackstone or GE, exchange with each Selling Party a portion of the shares of Common Stock held by such Selling Party for an amount of Subordinated Notes, such that the number of shares of Common Stock and Subordinated Notes held by the Company or its agents on behalf of such Selling Party make the integral whole number of IDSs that such Selling Party desires to sell in such underwritten public offering (in accordance with the exchange rate provided in Section 1.4 of the Stockholders Agreement);

2.	the Company shall take all action reasonably necessary (including, without limitation, actions required by The Depository Trust Company or The Bank of New York) in order to combine the shares of Common Stock and Subordinated Notes held on behalf of the Selling Party in order to form the integral whole number of IDSs that such Selling Party desires to sell in any underwritten public offering under the Shelf Registration Statement (and in accordance with the Registration Rights Agreement);

3.	in connection with any underwritten public offering under the Shelf Registration Statement, upon written request by such Selling Party the Company shall transfer or arrange for the transfer of the IDSs formed in accordance with paragraphs 1 and 2 above to the Selling Party or any underwriter in such underwritten public offering in accordance with the Registration Rights Agreement; and

4.	the Company and any Selling Party shall (a) enter into such mutually satisfactory custody agreements or other arrangements if the respective counsel to the Company and such Selling Party determine such agreements or arrangements are necessary, and (b) furnish each other with such further information, certificates and documents as the Company or the Selling Party may reasonably request in connection with the foregoing.
     For the avoidance of doubt, nothing in this letter agreement shall be construed to amend, modify or waive the terms of the Stockholders Agreement (except as expressly provided herein) or the Registration Rights Agreement.
     This letter agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
     If the above reflects your understanding of the parties’ agreement, please acknowledge your acceptance of the foregoing by executing the countersignature below.
[Signature Pages Follow]

Very Truly Yours, CENTERPLATE, INC.
By:
Name:
Title:

Acknowledged and Agreed
as of the date first above written:

BCP VOLUME L.P.

By:	Blackstone Capital Partners II Merchant Banking Fund L.P., as General Partner

	By:	Blackstone Management Associates II L.L.C., as General Partner

By:

Name:
Title:

BCP OFFSHORE VOLUME L.P.

By:	Blackstone Management Associates II L.L.C., as General Partner

By:

Name:
Title:

By:	Blackstone Service (Cayman) LDC, as Administrative General Partner

By:

Name:
Title:

VSI MANAGEMENT DIRECT L.P.

By:	VSI Management I L.L.C.

	By:	Blackstone Management Associates II L.L.C., as Managing Member

By:

Name:
Title:

RECREATIONAL SERVICES L.L.C.

By:	General Electric Capital Corporation, as Managing Member

By:

Name:
Title: